Exhibit 107
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
WELLTOWER INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $1.00 par value per share	457(c) and 457(r) (1)	949,412 (2)(3)	$159.77 (4)	$151,687,555.24	0.00015310	$23,223.36

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$151,687,555.24		$23,223.36

	Total Fees Previously Paid

	Total Fees Offsets

	Net Fee Due							$23,223.36

(1)
This registration fee table shall be deemed to update the “Calculation of Filing Fee Tables” in the registration statement on Form
S-3ASR
(File
No. 333-286204)
of Welltower Inc. (the “Registrant”) filed on March 28, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents up to 949,412 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), issued to the selling stockholder named in the prospectus supplement.
(3)
Pursuant to Rule 416 under the Securities Act, the shares of Common Stock offered hereby shall also be deemed to cover such additi ona
l shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon
the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on July 28, 2025.